Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

    THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of July 9, 2024 between VNB New York, LLC, having an office at 350 Madison Avenue, 5th Floor, New York, New York 10017 (hereinafter referred to as “Lender”) and BRT Apartments Corp., having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (hereinafter referred to as “Borrower”).

    W I T N E S S E T H :

    WHEREAS, Borrower executed and delivered to Lender a $60,000,000 Replacement Revolving Credit Note dated September 14, 2022 (as the same may be amended, modified or replaced from time to time, the “Note”); and

    WHEREAS, Borrower and Lender executed an Amended and Restated Loan Agreement dated November 18, 2021, as modified by that certain Letter Agreement dated as of November 19, 2021, as further modified by that certain Amendment to Loan Agreement dated as of September 14, 2022 and as further modified by that certain Second Amendment to Amended and Restated Loan Agreement dated as of August 22, 2023 (as the same may be further amended, modified or replaced from time to time, collectively, the “Loan Agreement”); and

    WHEREAS, Borrower has requested that Lender modify the terms of the Loan Agreement to, among other things, decrease the maximum principal amount available thereunder to $40,000,000; and

    WHEREAS, Borrower and Lender now agree to make further certain changes to the Loan Agreement and the terms thereof, all as set forth in the succeeding provisions of this Amendment; and

    NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the receipt and sufficiency are hereby acknowledged, Borrower and Lender hereby agree as follows:

    1.    DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

    2.    REPRESENTATIONS. Borrower represents and warrants to Lender and its successors and assigns that: (i) that there is currently an outstanding principal balance under the Loan Documents of $-0-. (ii) the Loan Agreement and the Note are the valid and binding obligations of Borrower, (iii) except as may have been disclosed to Lender in writing prior to the date hereof, any and all representations and warranties and schedules contained in the Note, Loan Agreement or Loan Documents are true and correct in all material aspects on and as of the date hereof as though made on and as of such date, (v) no event has occurred and is continuing which constitutes an Event of Default under the Note, Loan Agreement or under any of the other Loan Documents or which upon the giving of notice or the lapse of time or both would constitute an Event of Default, and (vi) it has no defenses, set-offs, or counterclaims of any kind or nature whatsoever against Lender with respect to the Note, Loan Agreement or Loan Documents or obligations thereunder, or any action previously taken by Lender with respect thereto.

    3.    AMENDMENTS. The Loan Agreement is hereby amended as follows:
a.The definition of the term “Borrowing Base Availability”, set forth under Section 1.01 of the Loan Agreement, shall be modified so as to delete the amount “$60,000,000” and to insert the amount “$40,000,000” in its place and stead.
b.The definition of the term “Borrowing Base Calculation Result”, set forth under Section 1.01 of the Loan Agreement, shall be modified so as to delete the amount “$15,000,000” in both places therein and to insert the amount “$10,000,000” in its place and stead in both of these places.
c.The definition of the term “Commitment”, set forth under Section 1.01 of the Loan Agreement, shall be deleted in its entirety and replaced with the following: “Commitment” means Lender’s obligation to make Revolving Credit Loans to Borrower in an outstanding amount not to exceed FORTY MILLION AND 00/100 Dollars ($40,000,000.00) pursuant to the terms and subject to the conditions of this Agreement.
d.The Revolving Credit Note, annexed to the Loan Agreement as Exhibit A, shall be deleted in its entirety and replaced with that certain $40,000,000 Replacement Revolving Credit Note in the form annexed hereto and a part hereof. All references in the Loan Documents to the Revolving Credit Note shall hereafter be deemed to mean that certain Replacement Revolving Credit Note in the form annexed hereto as Exhibit A.
e.Section 2.07(a) of the Loan Agreement, under the heading “Maturity; Maximum Revolving Credit Obligations; Prepayments”, is hereby amended to delete the date “September 14, 2025”, which date is set forth as the definition of the “Maturity Date”, and to insert the date “September 14, 2027” in its place and stead.
f.Section 2.17, titled “Additional Loan Commitments,” is hereby deleted in its entirety and replaced with the following: “Intentionally Omitted”.
g.Exhibit M, set forth at Section 5.01(b)(ix) of the Loan Agreement as the form of Enhanced Collateral Properties Ownership Verification, is hereby deleted in its entirety and Exhibit M, annexed hereto and a part hereof, shall be inserted in its place and stead. All references to the term Enhanced Collateral Properties Ownership Verification shall hereafter be deemed to mean the Enhanced Collateral Properties Ownership Verification as set forth on Exhibit M annexed hereto.

h.Exhibit N, set forth at Section 5.01(b)(x) of the Loan Agreement as the form of Enhanced Collateral Properties and 100% Properties Compliance Certificate, is hereby deleted in its entirety and Exhibit N, annexed hereto and a part hereof, shall be inserted in its place and stead. All references to the term Enhanced Collateral Properties Compliance Certificate and/or Enhanced Collateral Properties and 100% Properties Compliance Certificate shall hereafter be deemed to mean the Enhanced Collateral Properties and 100% Properties Compliance Certificate as set forth on Exhibit N annexed hereto.
i.Exhibit F, set forth at Section 5.01(b)(xii) of the Loan Agreement as the form of Borrowing Base Certificate, is hereby deleted in its entirety and Exhibit F, annexed hereto and a part hereof, shall be inserted in its place and stead. All references to the term Borrowing Base Certificate shall hereafter be deemed to mean the Borrowing Base Certificate as set forth on Exhibit F annexed hereto.
j.Section 5.03(b), titled “Number of 100% Properties”, under the heading “Financial Requirements”, is hereby deleted in its entirety and replaced with the following:

(b)    Number of 100% Properties. Borrower shall own, directly or indirectly, not less than ten (10) 100% Properties, of which a minimum of four (4) must be Positive 100% Properties, of which a minimum of three (3) must be a Four Quarter Property.
k.Section 5.03(c), titled “Number and Value of Enhanced Collateral Properties”, under the heading “Financial Requirements”, is hereby deleted in its entirety and replaced with the following:

(c)    Number and Value of Enhanced Collateral Properties. Borrower shall own, directly or indirectly, not less than two (2) Enhanced Collateral Properties having a minimum aggregate Enhanced Collateral Properties Value of $50,000,000.
    4.    CONDITIONS PRECEDENT The obligations of Lender under this Amendment are subject to the following conditions precedent, all of which shall be performed or satisfied in a manner in form and substance satisfactory to Lender and its counsel:
a.Lender shall have received this Amendment fully executed by all parties hereto; and

b.Lender shall have received that certain $40,000,000 Replacement Revolving Credit Note duly executed by Borrower;
c.Lender shall have received that certain Rider to Deposit Account Control Agreement duly executed by Borrower and Valley National Bank;
d.Lender shall have received payment of a modification fee in the amount of $50,000;
e.Lender shall have received payment of an extension fee in the amount of $266,667; and
f.Lender’s counsel shall have received payment of its legal fees and expenses for the preparation and negotiation of this Amendment and related documents.
    5.    CONFLICTING PROVISIONS. If the terms and provisions contained in the Loan Agreement in any way conflict with the terms and provisions contained in this Amendment, the terms and provisions herein contained shall prevail.

    6.    RATIFICATION. All terms and conditions of the Loan Documents, except as modified by this Amendment are hereby affirmed and ratified.

    7.    RELEASE OF WOODLANDS. Reference is made to (i) that certain Pledge Agreement dated as of November 18, 2021 given by TRB Avondale LLC and TRB Woodlands LLC (“TRB Woodlands”) in favor of Lender (as amended, modified or replaced from time to time, the “Woodlands- Avondale Pledge Agreement”), (ii) that certain Negative Pledge Agreement dated as of November 18, 2021 given by Borrower, TRB Holdings LLC, TRB Avondale LLC, Avondale 212, LLC, TRB Woodlands and Woodlands 236 LLC (“Woodlands 236,” together with TRB Woodlands, collectively for these two entities, the “Woodlands Parties”) in favor of Lender (as amended, modified or replaced from time to time, the “Woodlands-Avondale Negative Pledge Agreement”), and (iii) that certain Unlimited Guaranty given by TRB Holdings LLC, TRB Avondale LLC, Avondale 212, LLC, and the Woodlands Parties in favor of Lender (as amended, modified or replaced from time to time, the “Woodlands-Avondale Guaranty,” together with the Woodlands-Avondale Pledge Agreement and the Woodlands-Avondale Negative Pledge Agreement, collectively, the “Woodlands-Avondale Collateral Documents”). In connection with the execution and delivery of this Amendment, Borrower and the Woodlands Parties have requested that Lender release and discharge specifically and only the Woodlands Parties from all obligations and liabilities under the Woodlands-Avondale Collateral Documents, and subsequently return that certain Share Certificate Power executed by TRB Woodlands to Borrower (marked void). For good and valuable consideration provided in connection with this transaction, the receipt of which is hereby acknowledged, Lender hereby acknowledges and agrees that effective as of the date hereof, the Woodlands Parties are hereby released and discharged from any and all obligations and/or liabilities under the Woodlands-Avondale Collateral Documents and the other Loan Documents. The release set forth herein applies only to the Woodlands Parties and shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a release or modification of any obligations of any other party under the Woodlands-Avondale Collateral Documents or the other Loan Documents, each of which is hereby ratified and confirmed as in full force and effect or (b) affect the right of Lender to demand compliance by any parties to the Woodlands-Avondale Collateral Documents or the other Loan Documents other than the Woodlands Parties.

    8.    RATIFICATION OF GUARANTORS. Each of the undersigned Guarantors acknowledge that they are legally and validly indebted to Lender under their respective Guaranty, without defense, counterclaim or offset, and affirm that each such Guaranty remains in full force and effect and includes, without limitation, the indebtedness, liabilities and obligations arising under, or in any way connected with the obligations of Borrower to Lender as governed by the Loan Agreement as modified by this Amendment and any of the Loan Documents, whether now existing or hereafter arising.

    9.    AUTHORIZATION. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

    10.    MISCELLANEOUS. It is expressly stipulated and agreed that this Amendment is entered into in modification of and not for purposes of replacement or extinguishment of the Note or Loan Agreement. This Amendment (a) shall bind and benefit Borrower and Lender and their respective heirs, beneficiaries, administrators, executors, receivers, trustees, successors and assigns (provided, that Borrower shall not assign its rights hereunder without the prior written consent of Lender); (b) can be modified or amended only by a writing signed by each party; (c) can be terminated only by a writing signed by each party; (d) shall be governed by and construed in accordance with the laws of the State of New York and the United States of America; (e) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement; and (f) embodies the entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. All appropriate corporate authorizations have been obtained for execution of this Amendment by Borrower. The headings in this Amendment shall be accorded no significance in interpreting it. The recitals contained therein are incorporated into this Amendment.

[Signature Page to Follow]

    WHEREFORE, this Amendment has been executed and is effective as of the date first written above.

LENDER: VNB New York, LLC By: _______________________________________ Name: Title:
BORROWER: BRT Apartments Corp. By: _______________________________________ Name: Title:
GUARANTORS:

Avondale 212, LLC

By: TRB Avondale LLC, its sole member
By: TRB Holdings LLC, its sole member
By: BRT Apartments Corp., its sole member

By: _______________________________________
       Name:
       Title:

Avalon 276, LLC

By: TRB Avalon, LLC, its sole member
By: TRB Holdings, LLC, its sold member
By: BRT Apartments Corp., its sole member

By: _______________________________________
Print Name:
Print Title:
(Signatures Continue on Following Page)

TRB Avondale LLC By: TRB Holdings LLC, its sole member By: BRT Apartments Corp., its sole member By: _______________________________________ Name: Title:
TRB Avalon LLC By: TRB Holdings LLC, its sole member By: BRT Apartments Corp., its sole member By: _______________________________________ Print Name: Print Title:
TRB Holdings LLC By: BRT Apartments Corp., its sole member By: _______________________________________ Name: Title:

(End of Signatures)

EXHIBIT A

[Insert Revolving Credit Note]

EXHIBIT F

[Insert Borrowing Base Certificate]

EXHIBIT M

[Insert Enhanced Collateral Properties Ownership Verification]

EXHIBIT N

[Insert Enhanced Collateral Properties and 100% Properties Compliance Certificate]